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                                                                      EXHIBIT 12

                         JOSTENS, INC. AND SUBSIDIARIES

          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

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
                                                   Six months ended                         Years ended
                                             ----------------------------    -----------------------------------------
                                                July 1         July 3          January 1     January 2     January 3
Dollars in thousands                             2000           1999             2000          1999           1998
-------------------------------------------------------------------------    -----------------------------------------
Earnings
Income from continuing operations
before income taxes                             $   33,286     $   79,142      $    74,659   $    83,520   $    93,383

Interest expense and amortization of debt
expense (excluding capitalized interest)            15,292          2,699            7,486         7,026         6,866

Portion of rent expense under
long-term operating leases
representative of an interest factor                   601            777            1,483         1,233         2,133
-------------------------------------------------------------------------    -----------------------------------------
Total earnings                                  $   49,179     $   82,619      $    83,628   $    91,779   $   102,382
=========================================================================    =========================================

Fixed charges
Interest expense
(including capitalized interest)                $   15,292     $    2,961      $     7,887   $     7,729   $     6,866

Portion of rent expense under
long-term operating leases
representative of an interest factor                   601            777            1,483         1,233         2,133
-------------------------------------------------------------------------    -----------------------------------------
Total fixed charges                             $   15,893     $    3,739      $     9,370   $     8,962   $     8,999
=========================================================================    =========================================

Ratio of earnings to fixed charges                     2.7           22.1              8.9          10.2          11.4


                                                 Six months ended             Years ended
                                                -------------------    ------------------------
                                                   December 28           June 30        June 30
Dollars in thousands                                   1996                1996          1995
---------------------------------------------   -------------------    ------------------------
Earnings
Income from continuing operations
before income taxes                                  $      26         $  87,479       $ 93,893

Interest expense and amortization of debt
expense (excluding capitalized interest)                 4,330             9,403          5,452

Portion of rent expense under
long-term operating leases
representative of an interest factor                     1,070             2,103          2,100
---------------------------------------------   -------------------    ------------------------
Total earnings                                       $   5,426         $  98,985       $101,445
=============================================   ===================    ========================

Fixed charges
Interest expense
(including capitalized interest)                     $   4,330         $   9,403       $  5,452

Portion of rent expense under
long-term operating leases
representative of an interest factor                     1,070             2,103          2,100
---------------------------------------------   -------------------    ------------------------
Total fixed charges                                  $   5,400         $  11,506       $  7,552
=============================================   ===================    ========================

Ratio of earnings to fixed charges                         1.0               8.6           13.4
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